UNITED STATES

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Concur Technologies, Inc.
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SAP AG and subsidiaries
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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Concur Technologies, Inc.

Commission File No.: 000-25137

SAP ACQUISITION OF CONCUR

FAQ for Concur Employees

This document is designed to help answer common questions related to SAP’s intended acquisition of Concur, including its solutions and assets. This is a document only for Concur employees. Any questions on SAP’s acquisition strategy from external sources (i.e., media) should be forwarded to Andy Kendzie, SAP, at +1 202 312-3919, andy.kendzie@sap.com (ET) or Ali Kramer, Concur, at +1 (206) 455-2747, ali.kramer@grayling.com. Your questions will be answered as best we can given that we are very early in the process and have not yet closed the transaction. This transaction is subject to Concur stockholder approval, receipt of regulatory approval and satisfaction of other customary closing conditions which are necessary for a successful close of the transaction.

About SAP, Concur, and Acquisition Highlights

Employees, Organization, and Integration

Products and Technology

Go-to-Market

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About SAP, Concur, and Acquisition Highlights

Who is SAP?

As market leader in enterprise application software, SAP (NYSE: SAP) helps companies of all sizes and industries run better. From back office to boardroom, warehouse to storefront, desktop to mobile device – SAP empowers people and organizations to work together more efficiently and use business insight more effectively to stay ahead of the competition. SAP applications and services enable more than 261,000 customers to operate profitably, adapt continuously, and grow sustainably. For more information, visit www.sap.com

Why is SAP acquiring Concur?

SAP’s strategy is to be THE Cloud Company and this means helping customers “Run simple” across everything that they do. SAP’s acquisition of Concur is another bold step forward in executing on this winning strategy. Concur is the market leader in the multi-billion dollar travel and expense market. The Concur platform will help fulfill this promise by enabling customers to simplify existing, complex processes with a globally scaled platform for travel and expense management.

What will happen to the Concur brand?

SAP’s approach to Cloud companies has been to operate them as independent brands, so Concur will retain its identity.

How is the acquisition being communicated externally?

SAP issued a press release and held a conference call with press, industry and financial analysts. Additionally, Concur has communicated to Concur customers and partners about the acquisition.

When is the acquisition set to close?

The transaction is expected to close in Q4 of calendar year 2014 or Q1 of calendar year 2015, subject to Concur stockholder approval, receipt of regulatory approvals and satisfaction of other customary closing conditions.

What happens during the time between the announcement and the close of this transaction?

The day to day does not change between now and close. You should continue to operate as you have focused on the same goals and business plans you have been executing on up to this point.

Will SAP continue its travel on-demand solutions or will it transition to Concur?

We expect to bring the combined strengths of SAP and Concur to bear for all of our combined customers to deliver an unparalleled travel management experience. As we are still in the early days and the transaction is not expected to close until Q4 calendar year 2014 or Q1 calendar year 2015, it will be business as usual for all SAP and Concur customers in the near term. More information about the solution portfolio will be available after the close of the transaction.

Will you bundle offerings of SAP and Concur’s solutions?

We will evaluate all solutions and potential joint offerings through a more comprehensive process after transaction close.

Where do we go if we have more questions?

Besides your manager, you can email InternalCommunications@Concur.com with questions you have. A team will review and consolidate all questions on an ongoing basis.

Employees, Organization, and Integration

From this announcement until the close of this transaction there are guidelines as to how our companies engage as well as our ability to provide answers to all of your questions. Until then you will continue to operate as usual and our teams will have the chance to truly engage in strategic and operational planning once the transaction closes. This timing is dependent upon government approval.

Do I still have a job?

Yes. This move is not about industry consolidation and layoffs. It is about innovating and growing our joint businesses. The skills and knowledge of Concur employees are critical to our success and the primary reason for this acquisition. SAP is relying on your deep experience in travel and expense management for businesses of all sizes. You are vital in developing our joint future and we’re counting on your engagement and support to make that happen. SAP is happy to welcome Concur employees to the SAP family. We do not anticipate workforce changes, and SAP will be working with Concur on go forward plans post-close and keep you informed throughout the process.

Will my job change?

Your job has not changed and is expected to stay consistent following successful completion of the transaction.

Why should Concur employees be excited to join SAP?

The strategy behind this merger is to jointly scale the Concur business in a way that we can only achieve together. This should be an exciting proposition for our employees, and we look forward to working on it together. Furthermore, being part of SAP opens up a world of career opportunities for the future, due to SAP’s sheer size and breadth. SAP is a top employer in many countries – partly due to a strong global culture that recognizes diversity of experience as one of the keys to our success.

What will happen to the Concur executive management team?

The existing management team will continue to lead Concur as part of the SAP organization, initially reporting to the Office of the CEO at SAP.

When can Concur employees expect more information on SAP benefits, employee plans, and programs?

Concur employees will remain on their existing benefits, employee plans and programs until the successful completion of the transaction. More details regarding SAP benefits will be provided following this milestone.

Will my salary be impacted?

Concur employees will not experience any reduction in their current salary as a direct result of the closing of this transaction. Following the closing, Concur will work with SAP to review the total compensation package today and work to ensure that a highly competitive package remains in place.

If I have a bonus plan with Concur, will my bonus plan be impacted? How will bonuses be handled for this year?

The FY14 bonus will be paid out in accordance with the existing bonus plan.

What will happen to the Employee Stock Purchase Program (ESPP)?

The plan will be discontinued when the transaction closes. The current purchase period under the plan will close October 31st, 2014. We will not open a new purchase period after that date and we will suspend our plan. For any shares you have purchased, they are treated like any other shares.

What will happen to my options and RSUs? What happens to my RSU’s that occurred in recognition of FY10 – FY12 performance (granted 2011 – 2013)?

For RSU grants that occurred in recognition of FY10 – FY12 performance, the value of the underlying shares will be fixed at the price per share of Concur’s common stock paid to stockholders generally in the transaction. The vesting of those RSUs will accelerate as part of the acquisition. The value payable for those shares will be the merger consideration per share times the number of vested shares underlying such RSUs taking into account such acceleration). The value of these awards will be settled with RSU holders no later than 30 days after the closing.

What happens to the treatment of my RSU’s that occurred in recognition for FY13 performance (granted 2014)?

For RSU grants that occurred in recognition of FY13 performance, the value of the RSU will be fixed based off the merger price per share times the number of shares underlying such RSUs. Such RSUs are subject to the normal vesting period of 25% each year, subject to acceleration in certain circumstances as described in the documents governing such RSU grants. You should consult the paperwork for your RSU grants for the vesting terms, including applicable acceleration provisions. Absent acceleration of the RSUs, when you hit a vesting date, instead of receiving stock of the company, you will receive cash equal o the above-mentioned value for the RSU shares that have become vested on such date.

Each RSU granted after September 18, 2014 will be converted by SAP into a cash settled award with a value equal to the product of the number of shares of Company common stock subject to the original RSU multiplied by the price per share of the Company’s common stock paid to stockholders generally in the transaction. This cash-settled right will vest in accordance with the original vesting schedule applicable to the underlying RSU award, subject to acceleration in certain cases.

What happens to my stock options?

For stock options, each stock option that is outstanding and unexercised immediately prior to the closing will be canceled in exchange for a cash payment to the option holder equal to the product of the number of shares subject to the option immediately prior to closing multiplied by an amount equal to and the excess of the merger consideration per share ($129 per share) over the exercise price of the option.

All payments on equity awards will be subject to applicable tax withholdings.

Does my immigration status change?

SAP believes strongly in securing the best talent globally and will work with each individual to understand and assess his/her situation with the goal of continuing to support ongoing immigration efforts.

Will Concur employees have to move to an SAP office?

Concur employees will remain at their current locations until the successful completion of the transaction. As Concur has done in the past, we will look for the best locations for our employees, and ensure we are addressing lease expirations as typical.

Which company policies will apply for me individually moving forward?

Until the successful completion of the transaction, SAP and Concur will remain two independent companies. As a result, all existing Concur policies, including its code of conduct, will remain unchanged. More information on SAP policies will be provided following the successful completion of the transaction.

Does the annual review process, merit increase and bonus process for FY14 change?

You will continue to execute on Concur’s annual review process for FY14. At this time all employees should be writing their self assessments and managers documenting their feedback. We will continue our normal process for merit adjustments based upon FY14 performance, with increases to be effective January 1, 2015.

Do we still need to complete FY15 goals for ourselves and for our teams?

Yes, you will be asked to work through our typical goal setting process for FY15. More communication on these steps will be made soon.

How does this impact our FY15 budgeting process and timeline?

FY15 budgets are now final and we will begin executing against those budgets effective October 1st. Our priorities and hiring plans remain mostly unchanged.

How does this impact our current hiring plans?

Hiring activity for the majority of roles will remain the same and part of our normal business between now and close.

Will we still have Fusion, Launch and other internal events?

We are planning to have Fusion as scheduled next year, and will also continue the Launch new hire events. The one event that will change is Ignite, which will be held in the January/February timeframe rather than in October. This change is intended to give us an opportunity to expand the scope of Ignite, and involve other functions in the company.

What does the integration timeline look like?

The transaction is expected to close in the fourth quarter of calendar year 2014 or the first quarter of calendar year 2015, subject to Concur stockholder approval, receipt of regulatory approvals and satisfaction of other customary closing conditions. Until then, business at SAP and Concur will operate as usual. More details on integration will be provided after that milestone.

What will the integration process look like?

Upon completion of the transaction, Concur is planned to operate as part of the SAP organization. It is planned that Concur’s management team will continue to run the business and report into the Office of the CEO at SAP.

What have been the success measures for recent acquisitions (i.e., Ariba, SuccessFactors)?

There are a number of success measures applied to each acquisition that SAP makes. Holistically, revenue attainment, people retention and engagement and attainment of the integration product roadmap are key success metrics that we track on a quarterly basis for all acquisitions.

Products and Technology

How will Concur’s solutions and technology fit into SAP?

Concur’s leading integrated travel and expense management solutions will further strengthen SAP’s portfolio. Concur’s open platform for connecting the entire travel and expense ecosystem of customers, suppliers and developers is a key element of SAP’s vision of building a ‘Network of Networks’. Concur will have access to SAP’s leading technologies to make Concur’s vision of ‘The Perfect Trip’ a reality.

As a result of this news today, are there any changes to how we sell Concur products? Are there new rules that must be aligned to SAP?

Until the successful completion of the transaction, sales to customers continue on their regular course. After the close, SAP and Concur’s product and go-to-market teams will determine the best approach with respect to determining any rules of engagement for the Field. We will provide an update on these plans following the close date.

When will a joint product offering be available? Will this be included in SAP’s standard pricing or will there be an additional fee?

Until the successful completion of the transaction, Concur will maintain its current product offerings. We will have details in this area following the successful completion of the transaction.

Didn’t SAP just recently invest in the cloud?

SAP intends to continue to invest in organic growth through innovation, but will also look for opportunities to accelerate the depth and breadth of its portfolio to offer additional value to its 261,000 customers. Concur’s world class travel and expense management solutions will further enrich SAP’s portfolio for the benefit of its customers.

Will Concur be re-platforming on SAP HANA?

Concur will evaluate opportunities to move to SAP technologies, and over time, we expect that Concur will implement SAP HANA wherever it is appropriate to deliver a better customer experience.

Go-to-Market

Who is communicating with Concur customers, partners, and analysts?

Following the distribution of the press release, we will conduct briefings with analysts and members of the media. We also will have one-on-one discussions with key Concur customers and partners as necessary.

What do SAP customers gain from this acquisition?

SAP’s cloud offering will get a significant boost with the addition of Concur’s solution portfolio. Concur’s leadership in travel and expense management solutions gives SAP an opportunity to offer its customers a world class solution and provides a key element to build a ‘Network of Networks’ by leveraging Concur’s open platform to connect the entire travel and expense ecosystem for the benefit of SAP’s customer.

What do Concur customers gain from this acquisition?

Concur customers will gain access to SAP’s vast portfolio of world-class solutions and the world’s largest global network, and support from the strongest enterprise software company in the world. We expect these benefits will be magnified as we achieve greater integration between Concur and SAP solutions.

What does this acquisition mean for partners of both companies?

This acquisition is expected to provide new opportunities for each company’s partners to strengthen and extend their relationships with both companies. Note that in general, in the short- to mid-term after closing, it will still be business as usual for Concur partners.

Can SAP account executives sell Concur solutions? If so, when?

The combined strength of our individual distribution forces and client bases is something we are looking forward to exploring. Until the deal closes, both companies remain separate and must conduct their business accordingly. Post-closing, field guidelines will be made available detailing the rules of engagement between Concur and SAP sales teams.

Can Concur solutions be sold on SAP paper?

Until the acquisition closes, both companies must operate independently. Once the acquisition is closed, a joint team of Concur and SAP will determine the path forward for making Concur solutions available via SAP contract paper.

What will happen to commitments Concur has made to customers/partners?

SAP intends to honor Concur’s contractual commitments.

What can I say to my client and contacts if they are asking questions about the acquisition and I don’t have the answer?

Here are a few points you can reinforce if you are asked a question and you’re not sure how to answer:

•	SAP and Concur will continue to operate as two separate companies until the deal closes.

•	Until the transaction closes, there is little more we can communicate beyond what has already been shared in the press release.

•	It’s too early to speculate on things like product plans, strategy or roadmaps since those decisions will only be made after the deal closes.

•	For now, it’s very much business as usual for us and we are continuing to focus on taking care of our customers and partners.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this document include statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Concur stockholder approval and regulatory approvals; the failure to retain key Concur employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Concur’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Concur’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Concur will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Concur and will contain important information about the proposed merger and related matters. Concur’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Concur and SAP will file other relevant materials in connection with the proposed acquisition of Concur by SAP pursuant to the terms of an Agreement and Plan of Merger by and among SAP America, Congress Acquisition Corp., a wholly owned subsidiary of SAP America, and Concur. SAP, Concur and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Concur stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Concur’s participants in the solicitation, which may, in some cases, be different than those of Concur’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Concur with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Concur by contacting Concur Investor Relations by email at todd.friedman@Concur.com.